                           STOCK PURCHASE AGREEMENT

                                     among

                      MRS. FIELDS' ORIGINAL COOKIES, INC.,
                                   as Buyer,

                                      and

               THOSE PERSONS LISTED ON THE SIGNATURE PAGE HEREOF,
                    holders of all outstanding capital stock
                                       of
                          PRETZELMAKER HOLDINGS, INC.,
                                   as Sellers



                               November 19, 1998

                               TABLE OF CONTENTS

1.       Definitions...................................................................................   1

2.       Purchase and Sale of Company Shares...........................................................   8
         (a)      Basic Transaction....................................................................   8
         (b)      Purchase Price.......................................................................   9
         (c)      Purchase Price Payments..............................................................  11
         (d)      Working Capital Requirement; Purchase Price Adjustment for Working Capital...........  11
         (e)      The Closing..........................................................................  12
         (f)      Escrow; Power of Attorney; Agent Sellers; Pledgees' Agent............................  12
         (g)      Deliveries at Closing................................................................  13
         (h)      Preparation of Closing Balance Sheet; Payment of Purchase Price Adjustment for
                  Working Capital......................................................................  13

3.       Representations and Warranties Concerning the Transaction.....................................  15
         (a)      Representations and Warranties of the Sellers........................................  15
                  (i)      Authorization of Transaction................................................  15
                  (ii)     Noncontravention............................................................  15
                  (iii)    Brokers' Fees...............................................................  16
                  (iv)     Company Shares..............................................................  16
         (b)      Representations and Warranties of the Buyer..........................................  17
                  (i)      Organization of the Buyer...................................................  17
                  (ii)     Authorization of Transaction................................................  17
                  (iii)    Non-Contravention...........................................................  17
                  (iv)     Brokers' Fees...............................................................  17
                  (v)      Investment..................................................................  17

4.       Representations and Warranties Concerning the Company.........................................  18
         (a)      Organization, Qualification, and Corporate Power.....................................  18
         (b)      Capitalization.......................................................................  19
         (c)      Non-Contravention....................................................................  19
         (d)      Brokers' Fees........................................................................  20
         (e)      Title to Assets......................................................................  20
         (f)      Subsidiaries.........................................................................  20
         (g)      Financial Statements.................................................................  21
         (h)      Events Subsequent to Most Recent Fiscal Year End.....................................  22
         (i)      Undisclosed Liabilities..............................................................  24
         (j)      Legal Compliance.....................................................................  25

         (k)      Tax Matters...................................................................................  25
         (l)      Real Property.................................................................................  27
         (m)      Intellectual Property.........................................................................  28
         (n)      Tangible Assets...............................................................................  30
         (o)      Inventory.....................................................................................  30
         (p)      Contracts.....................................................................................  31
         (q)      Notes and Accounts Receivable.................................................................  32
         (r)      Powers of Attorney............................................................................  33
         (s)      Insurance.....................................................................................  33
         (t)      Litigation....................................................................................  34
         (u)      Product Warranty..............................................................................  34
         (v)      Product Liability.............................................................................  34
         (w)      Employees.....................................................................................  34
         (x)      Employee Benefit..............................................................................  35
         (y)      Guaranties....................................................................................  37
         (z)      Environment, Health, and Safety...............................................................  37
         (aa)     Certain Business Relationships with the Company...............................................  38
         (ab)     Company Debt; Shareholder Loans; Non-Compete Payments.........................................  38
         (ac)     Disclosure....................................................................................  38

5.       Pre-Closing Covenants..................................................................................  38
         (a)      General.......................................................................................  38
         (b)      Notices and Consents..........................................................................  39
         (c)      Operation of Business.........................................................................  39
         (d)      Preservation of Business......................................................................  41
         (e)      Full Access...................................................................................  41
         (f)      Notice of Developments........................................................................  41
         (g)      Waiver of Refusal Rights......................................................................  41
         (h)      Exclusivity; Encumbrance or Transfer of Shares................................................  41
         (i)      Conversion of Preferred Shares; Cancellation of Options.......................................  42

6.       Post-Closing Covenants.................................................................................  42
         (a)      General.......................................................................................  42
         (b)      Litigation Support............................................................................  42
         (c)      Transition....................................................................................  43
         (d)      Confidentiality...............................................................................  43
         (e)      Covenant Not to Compete.......................................................................  43
         (f)      Post-Closing Audit and Preparation of Consolidated Financial Statements.......................  44
         (g)      Office Lease; Location of Company Records.....................................................  45

7.       Conditions to Obligation to Close......................................................................  45
         (a)      Conditions to Obligation of the Buyer.........................................................  45

         (b)      Conditions to Obligation of the Sellers..............................................  47
8.       Remedies for Breaches of This Agreement.......................................................  48
         (a)      Survival of Representations and Warranties...........................................  48
         (b)      Indemnification......................................................................  48
                  (i)      Principal Sellers' Indemnification of Buyer.................................  48
                  (ii)     Buyer's Indemnification of Sellers..........................................  49
                  (iii)    Buyers Indemnification of Sellers and Company...............................  49
                  (iv)     Reimbursement of Costs......................................................  50
         (c)      Matters Involving Third Parties......................................................  51
         (d)      Determination of Adverse Consequences................................................  52
         (e)      Certain Set-Off Rights...............................................................  52
         (f)      Other Indemnification Provisions.....................................................  53
         (g)      Sellers' Release of Claims...........................................................  53
         (h)      Termination..........................................................................  54
                  (i)      Termination of Agreement....................................................  54
                  (ii)     Action By Fewer Than All Sellers............................................  54
                  (iii)    Effect of Termination.......................................................  54

9.       Miscellaneous.................................................................................  55
         (a)      Press Releases and Public Announcements..............................................  55
         (b)      No Third-Party Beneficiaries.........................................................  55
         (c)      Entire Agreement.....................................................................  55
         (d)      Succession and Assignment............................................................  55
         (e)      Counterparts.........................................................................  55
         (f)      Headings.............................................................................  55
         (g)      Notices..............................................................................  55
         (h)      Governing Law........................................................................  56
         (i)      Amendments and Waivers...............................................................  57
         (j)      Severability.........................................................................  57
         (k)      Expenses.............................................................................  57
         (l)      Construction.........................................................................  57
         (m)      Incorporation of Exhibits, Annexes, and Schedules....................................  57
         (n)      Dispute Resolution...................................................................  58
         (o)      Submission to Jurisdiction...........................................................  60
         (p)      Attorneys' Fees......................................................................  60

                                   EXHIBITS
                                   --------

A    LTM EBITDA Adjustments
B    Sellers and Company Shares
C    Purchase Price Allocation
D    Escrow Agreement
E    Financial Statements of the Company
F    Form of Opinion of the Seller=s Counsel


                                    ANNEXES
                                    -------

II   Exceptions to Buyer's Representations


                              DISCLOSURE SCHEDULE
                              -------------------

1.1       Shareholder Obligations
1.2       Working Capital
3(a)(vii) Sellers' Indebtedness
4(a)      Organization
4(c)      Non-Contravention
4(e)      Security Interests
4(g)      Financial Statements on Exhibit E
4(h)      Subsequent Events
4(i)      Undisclosed Liabilities Balance Sheet
4(k)      Tax Returns
4(l)(i)   Real Property Owned
4(l)(ii)  Real Property Leased or Subleased
4(m)(iii) Intellectual Property
4(m)(iv)  Licenses From Third Parties
4(o)      Inventory
4(p)      Contracts
4(r)      Powers of Attorney
4(s)      Insurance
4(t)      Litigation
4(t)(ii)  Threatened Litigation
4(w)      Employees
4(x)      Employee Benefit Plans
4(y)      Guaranties
4(aa)     Business Relationships
2(b)(iv)  Promissory Notes

                            STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT entered into effective as of November 19, 1998, by and among Mrs. Fields Original Cookies, Inc., a Delaware corporation (the "Buyer"), Pretzelmaker Holdings, Inc., a Colorado corporation (the "Company"), and those persons listed on the signature page hereof (referred to herein individually as a "Seller" and collectively as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as "Party" in the singular and "Parties" in the plural.

          The Sellers presently own, or at the Closing will own, one hundred percent (100%) of the issued and outstanding capital stock of the Company.

          This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the issued and outstanding capital stock of the Company in return for cash and other consideration set forth herein.

          Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

          1      Definitions.

          "Adjusted EBITDA" means the Company's earnings for the twelve month period ending on August 31, 1998, before interest, taxes, depreciation and amortization, adjusted for non-recurring expenses as set forth on Exhibit A.

          "Adjustment for Reduction of Company Debt" has the meaning set forth in (S) 2(b)(i)(B) below.

          "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504, or any similar group defined under a similar provision of state, local or foreign law.

          "Agent Sellers" has the meaning set forth in (S) 2(f)(iii).

          "Audit" has the meaning set forth in (S) 6(f) below.

          "Auditors" has the meaning set forth in (S) 6(f) below.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "Bonus Payments" shall mean amounts to be paid to the Bonus Recipients pursuant to Exhibit C in consideration for service to the Company.

          "Bonus Recipients" shall mean those persons listed on Exhibit C who are receiving Bonus Payments pursuant to this Agreement.

          "Buyer" has the meaning set forth in the preface above.

          "Buyer's Deposit" has the meaning set forth in (S) 2(f)(i).

          "Closing" has the meaning set forth in (S) 2(e) below.

          "Closing Balance Sheet" has the meaning set forth in (S) 2(h)(ii) below.

          "Closing Date" has the meaning set forth in (S) 2(e) below.

          "Closing Installment" has the meaning set forth in (S) 2(b)(i) below.

          "Closing Working Capital" has the meaning set forth in (S) 2(d)(i) below.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Share" means any share of the common stock, $.001 par value per share, of the Company.

          "Company" has the meaning set forth in the preface above.

          "Company Debt" means the unpaid balance at the Closing of the Company's (i) bank debt, but in no event in an amount in excess of $486,000, (ii) notes payable to franchisees of the Company, but in no event in an amount in excess of $49,500, and (iii) capital lease obligations, but in no event in an amount in excess of $180,200;

       provided the aggregate amount of all Company Debt shall not exceed $715,700 at Closing.

          "Company Share" means any Common Share, Preferred Share or Conversion Share of the Company.

          "Confidential Information" means any information concerning the businesses and affairs of the Company that is not generally available to the public.

          "Consolidated Financial Statements" has the meaning set forth in (S) 6(f) below.

          "Consulting Payments" shall mean amounts to be paid to the Consultants pursuant to Exhibit C in consideration for service to the Company.

          "Consultants" shall mean those persons listed on Exhibit C who are receiving Consulting payments pursuant to this Agreement.

          "Conversion Share" means any Common Shares or other securities of the Company issued in connection with the conversion of the Preferred Shares by the Preferred Shareholders.

          "Deferred Payments" has the meaning set forth in (S) 2(c)(i) below.

          "Disclosure Schedule" has the meaning set forth in (S) 4 below.

          "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

          "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

          "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

          "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Account" has the meaning set forth in (S) 2(f) below.

          "Escrow Agent" has the meaning set forth in (S) 2(f) below.

          "Escrow Agreement" has the meaning set forth in (S) 2(f) below.

          "Estimated Closing Working Capital" has the meaning set forth in (S) 2(h)(i) below.

          "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

          "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

          "Financial Statements" has the meaning set forth in (S) 4(g) below.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Indemnified Party" has the meaning set forth in (S) 8(c) below.

          "Indemnifying Party" has the meaning set forth in (S) 8(c) below.

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, recipes, formulas, production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means actual knowledge after reasonable investigation.

          "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Management Letter" has the meaning set forth in (S) 6(f) below.

          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

          "Most Recent Financial Statements" has the meaning set forth in (S) 4(g) below.

          "Most Recent Fiscal Month End" has the meaning set forth in (S) 4(g) below.

          "Most Recent Fiscal Year End" has the meaning set forth in (S) 4(g) below.

          "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

          "Non-Compete Payments" means the unpaid balance at the Closing of the Company's covenant not to compete payments owed by the Company to the Non-Compete Recipients.

          "Non-Compete Recipients" means the recipients of the Non-Compete Payments set forth on Exhibit C.

          "Notes" shall have the meaning set forth in (S) 2(b)(i). The principal balance of the Notes in the aggregate after application of the appropriate portion of the Closing Installment as set out on Exhibit C shall not exceed Four Million Two Hundred

       Seventy-Six Thousand Five Hundred Eighteen Dollars and 78/100 ($4,276,518.78), plus the Adjustment for Reduction of Company Debt, if any. The Notes shall be held by the Pledgees' Agents until they are paid in full.

          "Objections" has the meaning set forth in (S) 2(h)(iv).

          "Option Holders" means the following named Sellers: Marc N. Geman, Donald G. Cox, Jr., Brian Woods, Anthony Joseph, Dale Fowler, Lynn Gore and Mark Maximovich.

          "Options" means any rights granted by the Company to purchase the Company Shares.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Party" has the meaning set forth in the preface above.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means an individual, a partnership, a corporation, limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Pledge Agreement" means Security Agreement-Pledge securing the obligations of the Buyer to the Sellers under the Notes and the Buyer's payment of the Bonus Payments, Severance Payments, Consulting Payments, Shareholder Loans and, subject to the terms of (S) 2(h)(vii) below, the payment, if any, required by the Buyer to the Sellers pursuant to such
       (S) 2(h)(vii). The Pledge Agreement shall not secure any other obligations of the Buyer, whether under this Agreement or otherwise. The Pledge Agreement shall be executed by the Pledgees' Agent on behalf of the Sellers and shall be held by the Pledgees' Agent on behalf of the Sellers.

          "Pledgees' Agent" shall have the meaning set forth in (S) 2(f)(iv).

          "Preferred Shares" means any preferred shares, including Series A Preferred Stock and Series B Preferred Stock, of the Company.

          "Preferred Shareholders" means all legal or beneficial owners and holders of Preferred Shares, all of whom are listed on Exhibit B.

          "Principal Sellers" means jointly and severally Marc N. Geman, Donald
       G. Cox, Jr. and Louis H. Marks.

          "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

          "Purchase Price" has the meaning set forth in (S) 2(b) below.

          "Purchase Price Adjustment for Working Capital" has the meaning set forth in (S) 2(d)(ii) below.

          "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Seller" and "Sellers" have the meaning set forth in the preface above.

          "Series A Preferred Shares" means any share of the Series A Preferred Stock, $.001 par value, of the Company.

          "Series B Preferred Shares" means any share of the Series B Preferred Stock, $.001 par value, of the Company.

          "Severance Payments" shall mean amounts to be paid to the Severance Recipients pursuant to Exhibit C in consideration for service to the Company.

          "Severance Recipients" shall mean those persons listed on Exhibit C who are receiving Severance Payments pursuant to this Agreement.

          "Shareholder Loans" means the unpaid balance at the Closing of loans to the Company from the present and former shareholders listed on
       Schedule 1.1 in the
       amounts set forth thereon, but in no event in an aggregate amount greater than $540,000.

          "Store" or "Stores" has the meaning set forth in (S)4(a) below.

          "Store Leases" has the meaning set forth in (S)4(l)(ii) below.

          "Subsidiary" means any (A) corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, (B) limited liability company of which a specified Person (or a Subsidiary thereof) is a member or managing member, (C) any other entity in which the Company has any ownership interest, (D) Pretzelmaker, Inc., a Colorado corporation, one hundred percent (100%) of the capital stock of which is owned by the Company, and (E) Pretzelmaker Canada, Inc., one hundred percent (100%) of the capital stock of which is owned by Pretzelmaker, Inc.

          "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, capital gains, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Third Party Claim" has the meaning set forth in (S) 8(c) below.

          "Working Capital" shall mean the excess of Company's current assets (consisting of the Company's cash, accounts receivable, notes receivable, inventories and pre-paid expenses and supplies), less the Company's current liabilities (consisting of the Company's accounts payables, other payables, income taxes payable, deferred initial franchise fees and deferred revenues). For purposes of computing Working Capital, those current assets and liabilities of the Company listed on Schedule 1.2 shall be treated in the manner set forth thereon.

          "Working Capital Requirement" has the meaning set forth in (S) 2(d).

       2.        Purchase and Sale of Company Shares.

          (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, for the consideration specified below in this (S) 2, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of the Company Shares owned by each such Seller, as described on Exhibit B, in the aggregate constituting all of the issued and outstanding Company Shares.

          (b) Purchase Price. Subject to (S)(S) 2(c), 2(f) and 8(e) below, the Buyer, in consideration for the Sellers' delivery of the Company Shares at the Closing, shall deliver to or on behalf of the Sellers at the Closing aggregate consideration to be allocated among the Sellers, Consultants, Bonus Recipients, Severance Recipients, and Non-Compete Recipients in the manner set forth on Exhibit C) (the "Purchase Price"), as follows.

                 (i) at the Closing, the Buyer shall deliver promissory notes (collectively, the "Notes") in the aggregate amount of:

                     (A) Five Million Six Hundred Thousand Dollars ($5,600,000),
                 plus

                     (B) the amount (the "Adjustment for Reduction of Company
                 Debt"), if any, by which the Company Debt as of the Closing is less than Seven Hundred Fifteen Thousand Seven Hundred Dollars ($715,700), which amount, if any, shall be allocated pro rata among all of the Notes; less

                     (C) Bonus Payments, Severance Payments and Consulting
                 Payments in the aggregate principal amount of Three Hundred Nineteen Thousand Five Hundred Ninety-Eight Dollars ($319,598).

              The Notes shall be payable in four (4) installments, with the first installment due at the Closing in the amount of One Million Three Thousand Eight Hundred Eighty-Two and 96/100 Dollars ($1,003,882.96) (the "Closing Installment"). The Closing Installment shall bear no interest and shall be applied at the Closing as a principal reduction of the Notes as set forth in Exhibit C. The three (3) remaining installments under the Notes, payable on December 15, 1998, December 23, 1998 and January 4, 1999, respectively (the "Payment Dates"), will bear interest at the rate of ten percent (10%) per annum; and

                 (ii) on and after the Closing, the Buyer shall pay or cause the
              Company to pay the Non-Compete Payments, Consulting Payments, Severance Payments, Bonus Payments and Shareholder Loans, as follows:

                       (A) the Buyer shall pay or cause the Company to pay the
                     Non-Compete Payments to the Non-Compete Recipients (the aggregate amount of which shall not exceed $182,300 and shall bear no interest under this Agreement). The Non-Compete Payments shall be made in four (4) installments, with the first installment of Thirty-Five Thousand Four Hundred Ninety-Two and 04/100 Dollars ($35,492.04) to be paid by the Buyer at the Closing, and with the three (3) remaining installments to be paid on the Payment Dates in the amounts set forth in Exhibit C;

                       (B) the Buyer shall pay or cause the Company to pay the
                     Consulting Payments to the Consultants the aggregate principal amount of which shall not exceed $26,800. The Consulting Payments shall be made in four (4) installments, with the first installment of Four Thousand Nine Hundred Sixty-five Dollars ($4,965) to be paid by the Buyer at the Closing, and with the three (3) remaining installments (together with interest thereon), as specified in Exhibit C, to be paid on the Payment Dates;

                       (C) the Buyer shall pay or cause the Company to pay the
                     Severance Payments to the Severance Recipients the aggregate principal amount of which shall not exceed $151,200. The Severance Payments shall be made in four (4) installments, with the first installment of Twenty-eight Thousand Five Dollars ($28,005) to be paid by the Buyer at the Closing, and with the three (3) remaining installments (together with interest thereon), as specified in Exhibit C, to be paid on the Payment Dates;

                       (D) the Buyer shall pay or cause the Company to pay the
                     Bonus Payments to the Bonus Recipients the aggregate principal amount of which shall not exceed $149,300. The Bonus Payments shall be made in four (4) installments, with the first installment of Twenty-Seven Thousand Six Hundred Fifty-five Dollars ($27,655) to be paid by the Buyer at the Closing, and with the three (3) remaining installments (together with interest thereon), as specified in Exhibit C, to be paid on the Payment Dates;

                            (E) the Buyer shall pay or cause the Company to pay
                     the Shareholder Loans to the holders thereof, as set forth in Exhibit C, in a single installment on January 4, 1999 (the aggregate principal amount of which shall not exceed $540,000). The Shareholder Loans will bear interest at the rate set forth in the promissory notes identified in the Company's Note Register affixed to (S) 1.1 of the Disclosure Schedule) evidencing the Shareholder Loans; provided however, the Shareholder Loans shall bear
                     ----------------
                     no interest under this Agreement); and

                     (iii) at the Closing, the Company shall retain Company Debt up to a maximum of Seven Hundred Fifteen Thousand Seven Hundred Dollars ($715,700) less the amount of the Adjustment For Reduction of Company Debt;

       provided that in no event shall the aggregate amount of the Purchase Price, excluding any Purchase Price Adjustment for Working Capital or interest payable under this Agreement, exceed the aggregate amount of Seven Million Thirty-Eight Thousand Dollars ($7,038,000).

              (c)    Purchase Price Payments.

                     (i) The payments of the Purchase Price shall be paid by wire transfer to the Sellers or delivery of other immediately available funds to the Agent Sellers on behalf of the Sellers.

                     (ii) From the final installment payment to be made under
              the Notes, the sum of One Hundred Thousand Dollars ($100,000.00) shall be deducted on a pro rata basis from all of the Notes and deposited by the Buyer into the Escrow Account, for disbursement to the Sellers subject to the terms and conditions of (S) 2(f) below and the Escrow Agreement (collectively, the "Deferred Payments"). Notwithstanding the foregoing, the Sellers may, at or prior to the Closing, elect to substitute a Letter of Credit for the full amount of the Deferred Payments, the terms, conditions and issuer of which shall be acceptable to the Buyer in its sole discretion.

              (d) Working Capital Requirement; Purchase Price Adjustment for Working Capital. Upon and immediately after the Closing:

                     (i) the Company shall have Working Capital ("Closing Working Capital") in an amount not less than Thirty-One Thousand Nine Hundred Thirty-Eight Dollars ($31,938) (the "Working Capital Requirement"), which the Sellers represent and warrant, based on the Company's historical experience, is an adequate amount of working capital for the operation of the Company's business after the Closing in the same manner as presently conducted; and

                   (ii) to the extent that the amount, if any, by which the Company's Closing Working Capital is less than the Working Capital Requirement, the Purchase Price shall be decreased by such amount; to the extent that the amount, if any, by which the Company's Closing Working Capital is greater than the Working Capital Requirement, the Purchase Price shall be increased by such amount. The adjustment to the Purchase Price based on the Working Capital as described herein shall be referred to as the "Purchase Price Adjustment for Working Capital". The Purchase Price Adjustment for Working Capital shall be determined in accordance with (S) 2(h), below.

              (e) The Closing. Unless otherwise agreed by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company in Denver, Colorado, commencing at a mutually agreeable time, following the satisfaction or waiver of all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) on November 19, 1998, or such other date as the Buyer and the Agent Sellers may mutually determine (the "Closing Date").

              (f)  Escrow; Power of Attorney; Agent Sellers; Pledgees' Agent.

                   (i) The Deferred Payments shall be deposited into an interest bearing escrow (the "Escrow Account") established by the Parties prior to the Closing with Centennial Bank (the "Escrow Agent") at its offices located at 46th and Harrison Streets, Ogden, Utah 84403, for disbursement subject to the terms and conditions set forth in that certain escrow agreement executed by the Parties and the Escrow Agent on or before the Closing substantially in the form and substance of Exhibit D hereto (the "Escrow Agreement"). Concurrently with the deposit of the Deferred Payments into the Escrow Account, the Buyer shall deposit from its own funds the sum of One Hundred Thousand Dollars ($100,000) (the "Buyer's Deposit") against which claims may be recouped or set-off by the Buyer pursuant to (S) 8(e) below for amounts in excess of the Deferred Payments up to the amount of the Buyer's Deposit. The first $100,000 of claims shall be recouped or set-off against the Deferred Payments, and after the release of the balance of the Deferred Payments, directly from the Sellers, and only after $100,000 has been recovered from the Sellers shall claims be recouped or set-off against the Buyer's Deposit. Interest earned on the Escrow Account shall be shared between the Sellers and the Buyer pro rata according to the relative amounts and duration of the Deferred Payments and the Buyer's Deposit.

                 (ii) Subject to the terms and conditions of the Escrow
              Agreement, (A) the Deferred Payments, less all amounts that after Closing may be recouped from or set-off against the Deferred Payments pursuant to (S) 8(e) below, shall be payable from the Escrow Account to the Agent Sellers on behalf of the Sellers on the first anniversary of the Closing Date, and (B) the Buyer's Deposit, less all amounts that after Closing may be recouped from or set-off against the Buyer's Deposit pursuant to (S) 8(e) below, shall be payable from the Escrow Account to the Buyer on the second anniversary of the Closing Date.

                 (iii) Each Seller hereby irrevocably appoints the Principal Sellers to serve as its attorney-in-fact (the "Agent Sellers") for purposes of the Escrow Agreement, this Agreement, and the transactions contemplated hereby. This appointment is coupled with an interest and is irrevocable. The Agent Sellers shall have the authority, duties and responsibilities granted by the Sellers to the Agent Sellers under the Escrow Agreement, and this Agreement, including without limitation the power and authority to resolve disputes, claims and set-off obligations on behalf of each Seller. Each Seller hereby authorizes the Agent Sellers to approve and execute closing and settlement statements on behalf of each Seller. The Agent Sellers shall only act unanimously when acting on behalf of the Sellers. Buyer shall be entitled to rely on the representations and agreements of the Agent Sellers for all purposes hereunder.

                 (iv) Each Seller hereby irrevocably appoints each of the
              Sellers Marc N. Geman and Donald G. Cox, Jr. to act jointly as the Pledgees' Agent (as defined in the Pledge Agreement) for the Pledgees (as defined in the Pledge Agreement).

          (g) Deliveries at Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in (S) 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in (S) 7(b) below, (iii) the Sellers will deliver to the Buyer the stock certificates representing all of the issued and outstanding Company Shares, endorsed in blank or accompanied by duly executed assignment documents or other appropriate instruments in a form satisfactory to the Buyer; and (iv) the Buyer will deliver to the Sellers and, as appropriate, the Consultants, Bonus Recipients, Severance Recipients and Non-Compete Recipients, the Closing Installment and the Buyer will deliver to the Seller the Notes, the Pledge Agreement, and the Collateral (as defined in the Pledge Agreement). All of the documents described herein will be dated as of the Closing Date.

          (h) Preparation of Closing Balance Sheet; Payment of Purchase Price Adjustment for Working Capital.

                 (i) Immediately prior to the Closing Date, the Seller shall prepare and deliver to the Buyer for its review and approval, a written estimate of the Company's Working Capital on the Closing Date (the "Estimated Closing Working Capital"), together with supporting documentation and schedules therefor;

                 (ii) Within thirty (30) days after the Closing Date, the Buyer or auditors engaged by the Buyer will prepare and deliver to the Sellers a balance sheet for the Company and its Subsidiaries as of the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement) (the "Closing Balance Sheet"). The Buyer will prepare the Closing Balance Sheet in accordance with GAAP except with respect to those matters specified in Schedule 1.2 applied on a basis consistent with the preparation of the Financial Statements.

                 (iii) The Closing Balance Sheet shall set forth (A) the Closing Working Capital of the Company; and (B) the amount, if any, of the Purchase Price Adjustment for Working Capital, reflecting the amount that the Closing Working Capital exceeds (or is less than) the Working Capital Requirement.

                 (iv) If the Agent Sellers have any objections to the Closing
              Balance Sheet, the Agent Sellers will deliver a detailed written statement describing their objections ("Objections") to the Buyer within fifteen (15) days after receiving the Closing Balance Sheet. The Buyer and the Agent Sellers will use reasonable efforts to resolve any Objections themselves. If the Parties do not obtain a final resolution within thirty (30) days after the Buyer has received the statement of Objections, the Buyer and the Agent Sellers will select an accounting firm mutually acceptable to them to resolve any remaining Objections. If they are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective, regular outside accounting firms). The determinations of such accounting firm regarding the Objections will be set forth in writing and will be conclusive and binding upon the Parties. The Buyer will revise the Closing Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this (S) 2(h)(iv).

                 (v) In the event the Buyer and Agent Sellers submit any unresolved Objections to the accounting firm for determination as provided for in (S) 2(h)(iv) above, the Buyer and the Sellers will share equally the fees and expenses of the accounting firm.

                 (vi) The Buyer will make the work papers and back-up materials used in preparing the Closing Balance Sheet available to the Agent Sellers and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by the Buyer of the Closing Balance Sheet, (B) the review by the Agent Sellers of the Closing Balance Sheet and (C) the resolution by the Parties of any objections thereto.

                 (vii) Within three (3) business days after completion of the
              Closing Balance Sheet and the resolution of any Objections thereto pursuant to (S)(S) 2(h)(iv) above, either (A) the Buyer will pay to the Sellers the amount, if any, by which the Closing Working Capital exceeds the Working Capital Requirement, or (B) the Escrow Agent will pay to the Buyer the amount, if any, by which the Closing Working Capital is less than the Working Capital Requirement up to the amount of $50,000. To the extent that the Working Capital Requirement exceeds the Closing Working Capital by more than $50,000, any such excess amount shall be paid directly to the Buyer by the Sellers. The Sellers' obligations in this (S) 2(h)(vii) shall constitute joint and several obligations of all of the Sellers. Any obligation of Buyer pursuant to this (S) 2(h)(vii) shall be secured by the Pledge Agreement; provided that Buyer, at its election, may pay any amount disputed pursuant to
              (S) 2(h)(iv) into an escrow account pending resolution of such dispute, whereupon the security interest under the Pledge Agreement provided for in this (S) 2(h)(vii) shall automatically terminate.

              (i) Pledge of Company Shares. At the Closing, the Buyer shall execute and deliver the Pledge Agreement, from the Buyer to the Sellers, of the Company Shares.
       3.   Representations and Warranties Concerning the Transaction.

              (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer, jointly and severally with the other Sellers, that the statements contained in this (S) 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 3(a)).

                  (i) Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                 (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which any Seller is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

                 (iii) Brokers' Fees. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                 (iv) Company Shares. The Sellers hold of record and own beneficially the total number of Company Shares set forth next to his or her or its name in Exhibit B, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Except as set forth in
              (S) 3(a)(v) below:

                         (A) None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require any Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement); and

                         (B) None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

              Upon delivery of the certificates representing the Company Shares, the Buyer will acquire valid, marketable title thereto, free and clear of any liens, encumbrances and claims of any other Seller or any third parties.

                 (v) Conversion of Preferred Shares. The Sellers and the Company have irrevocably agreed that, prior to the Closing, each of the legal or beneficial owners or holders of any Preferred Shares will convert them into Common Shares of the Company as set forth in Exhibit B, whereupon there shall be no Preferred Shares of the Company issued or outstanding. Prior to Closing, the Sellers shall furnish the Buyer with documentation demonstrating to the Buyer's satisfaction that such conversion of the Preferred Shares and the issuance of the Common Shares have occurred.

                 (vi) Cancellation of Options Before Closing. The Option Holders and the Company have irrevocably agreed that, prior to the Closing, the Options shall be cancelled, and the Company shall have no further obligation or liability under the Options, and no Options shall be outstanding.

                 (vii) Absence of Indebtedness and Claims. Except as set forth on (S) 3(a)(vii) of the Disclosure Schedule attached hereto, none of the Sellers is indebted to the Company or any of its Affiliates, other than in the ordinary course of business, and no Seller has any claims against the Company.

              (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this (S) 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 3(b)), except as set forth in Annex II attached hereto.

                  (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

                 (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                 (iii) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of its charter or bylaws.

                 (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

                 (v) Investment. The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Buyer represents that the Buyer has had access to information regarding the Company and the Subsidiaries. The Buyer has had an opportunity to ask questions of and receive answers from the Company's representatives concerning this investment.

       4. Representations and Warranties Concerning the Company. Each of the Principal Sellers jointly and severally represents and warrants to the Buyer that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 4.

              (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Colorado. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned, used, leased or operated by it, including, without limitation, all of its existing and proposed retail stores (collectively, "Store" in the singular or "Stores" in the plural), each of which is listed on (S) 4(a) of the Disclosure Schedule and appropriately designated thereon as a Company-owned, franchised, master-licensed or licensed Store, or a Store for which the lease is being negotiated, or a Store that is in the process of being built out.

          (S) 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered or made available to the Buyer copies of the Company's charter and bylaws (as amended to date). The Sellers have delivered to the Buyer correct and complete copies of the Company's minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), and, except as disclosed on (S) 4(a) of the Disclosure Schedule, they are correct and complete in all material respects. The Sellers have delivered to the Buyer copies of the Company's stock record books, and, except as disclosed on (S) 4(a) of the Disclosure Schedule, they are correct and complete in all respects and accurately reflect the record ownership and, to the Knowledge of the Principal Sellers, the beneficial ownership of all the outstanding Company Shares. Except as set forth on (S) 4(a) of the Disclosure Schedule, there are no shareholder, buy/sell, co-sale, option, first-right-of-refusal or other similar agreements between or among any of the Sellers and the Company with respect to the capital stock of the Company or any of the Subsidiaries. The Company is not in default under or in violation of any provision of its charter or bylaws.

          (b) Capitalization. On or before the date of execution of this Agreement, the entire authorized capital stock of the Company consists of: (i) 1,000,000 Common Shares, of which 100,000 Common Shares are issued and outstanding; (ii) 300,000 Series A Preferred Shares, of which 275,942 are issued and outstanding; and (iii) 800 Series B Preferred Shares, all of which are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record as set forth on Exhibit B. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights (other than those associated with the Preferred Shares to be converted immediately before Closing), exchange rights, or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock.

          Immediately before Closing, but following the conversion of the Preferred Shares to Common Shares, (i) the entire authorized capital stock of the Company will consist of (A) 1,000,000 Common Shares, of which 135,155 shares will be issued and outstanding to the Sellers, (B) 300,000 Series A Preferred Shares, none of which shall be issued or outstanding, and (C) 800 Series B Preferred Shares, none of which shall be issued or outstanding; and (ii) there shall be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. Notwithstanding any adjustment at Closing in the number of shares of capital stock, the Buyer shall acquire at Closing all of the issued and outstanding shares of Capital Stock of the Company at the Closing.

          There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company which shall not have been terminated prior to the Closing.

          (c) Non-Contravention. Except as set forth on (S) 4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any Subsidiary is subject or any provision of the charter, bylaws, or other constituent document of the Company or any subsidiary, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement (including without limitation, any franchise agreement), contract, lease or sublease (including without limitation, any store lease or sublease), license, instrument or other arrangement to which the Company or any subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth on Schedule 4(c), neither the Company nor any subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) Brokers' Fees. Neither the Company nor any Subsidiary has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (e) Title to Assets. The Company and each Subsidiary has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          (f)    Subsidiaries.

                 (i) Each Subsidiary is an entity duly organized, validly existing, and in good standing under the laws of jurisdiction of incorporation or organization. Each Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Subsidiary has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned, used, leased or operated by it.

                 (S) 4(a) of the Disclosure Schedule lists the respective
              directors and officers of each of the Subsidiaries. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws (as amended to date) of each of the Subsidiaries. With respect to each of the Subsidiaries, the Sellers have delivered to the Buyer correct and complete copies of the minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), and, except as set forth in (S) 4(a) of the Disclosure Schedule, they are correct and complete in all material respects. The Sellers have delivered to the Buyer copies of each Subsidiary's stock record books and, except as set forth in (S) 4(b) of the Disclosure Schedule, they are correct and complete in all respects and accurately reflect the record ownership and, to the knowledge of the Sellers, the beneficial ownership of all the outstanding capital stock of each of the Subsidiaries. No Subsidiary is in default under or in violation of any provision of its charter or bylaws.

                 (ii) (S) 4(f) of the Disclosure Schedule sets forth for each
              Subsidiary of the Company (i) its name, its date and jurisdiction of incorporation or formation, and each jurisdiction in which the Subsidiary conducts business, or has conducted business within the five (5) year period prior to the date of this Agreement, (ii) the number of shares of authorized capital stock of each class of its capital stock or other ownership interests, (iii) the number of issued and outstanding shares of each class of its capital stock (or other ownership interest), the names of the holders thereof, and the number of shares (or other interests) held by each such holder, and (iv) the number of shares of its capital stock (or other interests) held in treasury. All of the issued and outstanding shares of capital stock (or other interests) of each Subsidiary have been duly authorized and are validly issued, fully paid, and non-assessable. Either the Company or a Subsidiary holds of record and owns beneficially all of the outstanding shares (or other interests) of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, as described on (S) 4(f) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock (or other interests) of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock (or other interests). There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock (or other interests) of any Subsidiary of the Company. None of the Company or its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, limited liability company, trust, or other business association which is not a Subsidiary of the Company.

          (g) Financial Statements. Attached hereto as Exhibit E are the following financial statements (collectively the "Financial Statements"):
       (i) audited consolidated balance sheets and statements of operations, stockholders' equity, and cash flows as of and for the fiscal years ended December 31, 1996 and 1995 for the Company; (ii) unaudited, consolidating balance sheets and statements of operations as of and for the fiscal year ended December 31, 1997 and the ten (10) month period ended October 31, 1998 for the Company; (iii) audited balance sheets, statements of operations, stockholders equity, and cash flows as of, and for the years ended December 31, 1997 and 1996 for Pretzelmaker, Inc.; (iv) unaudited balance sheets and statements of operations as of and for the eight (8) month period ended August 31, 1998 for Pretzelmaker, Inc. (the balance sheets set forth in (ii) and (iv) for the ten (10) month periods ended October 31, 1998 collectively referred to as the "Most Recent Balance Sheets", and the items set forth for the year end December 31, 1997 in items (ii), (iii) and (iv) collectively referred to as the "Most Recent Financial Statements"). For purposes of this Agreement, the "Most Recent Fiscal Year End" shall mean December 31, 1997, and the "Most Recent Fiscal Month End" shall mean October 31, 1998.

          The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (except with respect to those matters specified in Schedule 1.2) applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and the Subsidiaries as of such dates and the results of operations of them for such periods, are correct and complete, and are consistent with their books and records (which books and records are correct).

          The Company's Adjusted EBITDA for the last twelve month period ending on August 31, 1998, is not less than $1,387,600.

          (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. Without limiting the generality of the foregoing, except as set forth in (S) 4(h) of the Disclosure Schedule, since that date:

                 (i) neither the Company nor any Subsidiary has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                 (ii) neither the Company nor any Subsidiary has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

                 (iii) no party (including the Company) has accelerated,
              terminated, modified, or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 in any single instance or in the aggregate to which the Company or any Subsidiary is a party or by which any of them is bound;

                 (iv) neither the Company nor any Subsidiary has granted any Security Interest in any of its assets, tangible or intangible;

                 (v) neither the Company nor any Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                 (vi) neither the Company nor any Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

                 (vii) neither the Company nor any subsidiary has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $10,000 in the aggregate;

                 (viii) neither the Company nor any Subsidiary has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                 (ix) neither the Company, nor any Subsidiary, has canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                 (x) neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property except as set forth in (S) 4(m) of the Disclosure Schedule setting forth each of the Company's master franchise, franchise, sub-franchise, license, area developer and other similar documents;

                 (xi) there has been no change made or authorized in the charter, bylaws, or other constituent documents of the Company or any Subsidiary;

                 (xii) neither the Company nor any Subsidiary has issued, sold, or otherwise disposed of any of its capital stock, or other interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other interests;

                 (xiii) neither the Company nor any Subsidiary has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or other interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or other interests;

                 (xiv) neither the Company nor any Subsidiary has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                 (xv) neither the Company nor any Subsidiary has made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

                 (xvi) neither the Company nor any Subsidiary has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

                 (xvii) neither the Company nor any Subsidiary has granted any increase in the base compensation of any of its directors, officers, or employees outside the Ordinary Course of Business;

                 (xviii) neither the Company nor any Subsidiary has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                    (xix) neither the Company nor any Subsidiary has made any other change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business;

                    (xx) neither the Company nor any Subsidiary has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

                    (xxi) to the Knowledge of the Principal Sellers, there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business.

              (i) Undisclosed Liabilities. Neither the Company nor any Subsidiary has any Liability (and, to the Knowledge of the Principal Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet, and
       (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Company's or any Subsidiary's Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

              (j) Legal Compliance. The Company and each Subsidiary has complied, in all material respects, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. The Company has made available or will make available to Buyer copies of all Uniform Franchise Offering Circulars used by the Company and each Subsidiary, together with copies of all state and/or Federal Franchise registrations and other filings made by the Company and each Subsidiary for franchise law compliance purposes.

              (k)    Tax Matters.  Except as disclosed on Schedule 4(k):

                     (i) The Company and each Subsidiary has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company and each Subsidiary (whether or not shown on any Tax Return) have been paid, or adequate reserves have been made by the Company and the Subsidiaries for payment as set forth in the Financial Statements. The Company and each Subsidiary is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

                 (ii) The Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                 (iii) No Principal Seller or director or officer (or employee responsible for Tax matters) of the Company or any Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company or any Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers, the directors and officers (and employees responsible for Tax matters) of the Company or such Subsidiary has Knowledge based upon personal contact with any agent of such authority. (S) 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and each Subsidiary, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have has delivered to the Buyer correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary, and federal income Tax Returns related thereto.

                 (iv) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                 (v) Neither the Company nor any Subsidiary has filed a consent under Code Sec. 341(f) concerning collapsible corporations. Neither the Company nor any Subsidiary has made any payments, nor is it obligated to make any payments, nor is either of them a party to any agreement that under certain circumstances could obligate either of them to make any payments that will not be deductible under Code Sec. 280G. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in

              Code See. 897(c)(1)(A)(ii). Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement. Neither the Company nor any Subsidiary (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person (other than the Company or such Subsidiary) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                 (vi) (S) 4(k) of the Disclosure Schedule sets forth the following information with respect to the Company and each Subsidiary as of the most recent practicable date:

                        (A)   the basis of each of them in its assets;

                        (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each of them.

                 (vii)  The unpaid Taxes of the Company and each Subsidiary:

                        (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and

                        (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each Subsidiary in filing their Tax Returns.

          (l)    Real Property.

                 (i) Neither the Company nor any Subsidiary owns any real property or interests in real property.

                 (ii) (S) 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property (a) leased or subleased to the Company and each Subsidiary including without limitation, each of the leases or subleases covering the Company's office at 1050 - 17th Street, Suite 1400, Denver, Colorado 80265, and covering the premises of each of the Stores (collectively, the "Store Leases"), and (b) leased or subleased by the Company and any Subsidiary to third parties, including the Company's and each Subsidiary's franchisees and area developers. The Sellers have delivered to the Buyer correct and complete copies of the leases and the subleases listed in (S) 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in (S) 4(l)(ii) of the Disclosure Schedule:

                           (A) to the Knowledge of the Principal Sellers, the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (B)   subject to the receipt of consents set forth in
                     (S) 4(l)(ii) of the Disclosure Schedule, to the Knowledge of the Principal Sellers, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, which transactions will not violate the terms thereof;

                           (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D)   no party to the lease or sublease has
                     repudiated any provision thereof;

                           (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (F)   with respect to each sublease, the
                     representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                           (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

                       (I) All facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

              (m)   Intellectual Property.

                    (i) The Company and each Subsidiary owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company and each Subsidiary immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. (S) 4(m)(i) of the Disclosure Schedule lists each item of Intellectual Property owned, licensed by or used by the Company and each Subsidiary and sets forth whether it is owned by or licensed to them.

                    (ii) To the Knowledge of the Principal Sellers, neither the Company nor any Subsidiary has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Neither the Company nor any Subsidiary has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that either of them must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of either of them.

                    (iii) (S) 4(m)(iii) of the Disclosure Schedule identifies each patent, trademark, servicemark, copyright, and other intellectual property right (together with the registration number) which has been issued to the Company or any Subsidiary, and any license, agreement or other permission which either of them has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Principal Sellers have delivered or made available to the Buyer correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of each such item. (S) 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company and each Subsidiary in connection with any of their businesses. With respect to each item of

              Intellectual Property required to be identified in (S) 4(m)(iii) of the Disclosure Schedule:

                       (A) the Company or a Subsidiary possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license or other restriction;

                       (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                       (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

                       (D) neither the Company nor any Subsidiary has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                 (iv) (S) 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company or any Subsidiary uses pursuant to any license, sublicense, agreement, or permission. The Sellers have delivered or made available to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S) 4(m)(iv) of the Disclosure Schedule:

                       (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                       (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                       (C) no party to the license, sublicense, agreement or permission is in breach or default, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                       (D) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                       (E) to the Knowledge of the Principal Sellers, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                       (F) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                       (G) neither the Company nor any Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

                     (v) To the Knowledge of the Principal Sellers, the Intellectual Property of the Company and each Subsidiary does not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

              (n) Tangible Assets. The Company and each Subsidiary owns or leases all premises, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

              (o) Inventory. The inventories and supplies of the Company and each Subsidiary are merchantable and fit for the purpose for which they were procured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each Subsidiary.

              (p) Contracts. (S) 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company and each Subsidiary is a party:

                     (i) each contract or agreement of any kind or nature entered into by any of the Company and Affiliates thereof, with any franchisee, sub-franchisee or area developer, or any officer, principal, owner, shareholder or representative of any such franchisee or area developer;

                 (ii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000 per annum;

                 (iii) any agreement (or group of related agreements) for the manufacturing, brokering, distributing, delivering, marketing, supply, purchase or sale of materials, commodities, inventory, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $1,000;

                 (iv) each contract or agreement of any kind or nature entered into by any of the Company and Affiliates thereof for the development, study or testing of products, inventory or supplies;

                 (v) any agreement concerning a partnership or joint venture;

                 (vi) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                 (vii) any agreement concerning confidentiality or noncompetition;

                 (viii) any agreement with any of the Sellers or their Affiliates (other than the Company);

                 (ix) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                 (x)     any collective bargaining agreement;

                 (xi) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000 or providing severance benefits;

                 (xii) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees;

                 (xiii) any agreement with any governmental, regulatory or administrative office, agency, body, court, tribunal or organization of any foreign country or foreign or U.S. territory;

                 (xiv) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and each Subsidiary; or

                 (xv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000 in a single instance or $10,000 in the aggregate.

       The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in (S) 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S) 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and, to the Knowledge of the Principal Sellers, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) none of the Company, any Subsidiary, or any other party has repudiated any provision of the agreement.

              (q) Notes and Accounts Receivable. All notes and accounts receivable of the Company and each Subsidiary are reflected properly on its books and records, are valid receivables, subject to no contractual setoffs or counterclaims (and there is no Basis for asserting any contractual setoffs or counterclaims with respect thereto) are current and collectible, and, to the Knowledge of the Principal Sellers, are collectible in accordance with their terms at their recorded amounts, subject only to (i) the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each Subsidiary, and
       (ii) subject to the limitations of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium, or other laws relating to or generally affecting the rights of creditors and by general principles of equity.

              (r) Powers of Attorney. Except as set forth in (S) 4(r) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

              (s) Insurance. (S) 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company and any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                 (i)    the name, address, and telephone number of the agent;

                 (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                 (iii)  the policy number and the period of coverage;

                 (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount of coverage; and

                 (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

          With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms through the date of the Closing; (C) none of the Company, any Subsidiary, nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) none of the Company, any Subsidiary, or any other party to the policy repudiated any provision thereof. The Company and each Subsidiary has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S) 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

          (t) Litigation. (S) 4(t) of the Disclosure Schedule sets forth each instance in which any of the Sellers, the Company and any Subsidiary
       (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S) 4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. None of the Principal Sellers has any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Company or any Subsidiary.

          (u) Product Warranty. Each product made, sold or delivered by the Company and each Subsidiary has been in conformity with all applicable laws, statutes, regulations, retail and other applicable food industry standards, and, to the Knowledge of the Principal Sellers, neither the Company nor any Subsidiary has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for damages in connection therewith.

          (v) Product Liability. To the Knowledge of the Principal Sellers, neither the Company nor any Subsidiary has any Liability and, to the Knowledge of the Principal Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability arising out of any injury to individuals or property as a result of the possession, consumption or use of any product made, sold or delivered by any of them.

          (w)    Employees.

                 (i) To the Knowledge of the Principal Sellers, no executive, key employee (including any store manager), or group of employees has any plans to terminate employment with the Company or any Subsidiary. To the Knowledge of the Principal Sellers, the Company has not committed any unfair labor practice. Neither the Company nor any Subsidiary is bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Company nor any Subsidiary has committed any unfair labor practice.

                 None of the Principal Sellers has any Knowledge of any
              organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Company or any Subsidiary.

                 (ii) (S) 4(w)(ii) of the Disclosure Schedule sets forth the accrued vacation and sick and personal leave (if any) of the employees of the Company and each Subsidiary.

              (x)   Employee Benefit.

                 (i) (S) 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company and each Subsidiary maintains or to which either contributes.

                       (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                       (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                       (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which have been paid to each such Employee Pension Benefit Plan or accrued in accordance with past custom and practice. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                       (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last four years, a favorable determination letter from the Internal Revenue Service.

                       (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                       (F) The Principal Sellers have delivered or made available to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                 (ii) With respect to each Employee Benefit Plan that the Company or any Subsidiary maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                       (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened.

                       (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Sellers nor any of the directors and officers (and employees with responsibility for employee benefit matters) of the Company or any Subsidiary has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                       (C) Neither the Company nor any Subsidiary has incurred, and none of the Sellers, directors, or officers (and employees with responsibility for employee benefits matters) of the Company or any Subsidiary has any reason to expect that the Company or any Subsidiary will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                 (iii) Neither the Company nor any Subsidiary contributes to, has contributed to, nor has been required to contribute to, any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                 (iv) Neither the Company nor any Subsidiary maintains, has maintained or contributed to, nor has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

          (y) Guaranties. Neither the Company nor any Subsidiary is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

          (z)     Environment, Health, and Safety.

                 (i) To the Knowledge of the Principal Sellers, the Company and
              each Subsidiary has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company or any Subsidiary alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and each Subsidiary, and their respective predecessors and Affiliates, has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                 (ii) Neither the Company nor any Subsidiary has any Liability
              (and none of the Company, any Subsidiary, or to the Knowledge of the Principal Sellers, their predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any Subsidiary giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                 (iii) To the Knowledge of the Principal Sellers, all properties and equipment used in the business of the Company and each Subsidiary have been free of asbestos, PCB'S, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

          (aa) Certain Business Relationships with the Company. Except as disclosed in (S) 4(aa) of the Disclosure Schedule, none of the Sellers has been involved in any business arrangement or relationship with the Company or any Subsidiary within the past twelve (12) months, and none of the Sellers owns any asset, tangible or intangible, which is used in the business of the Company or any Subsidiary.

          (bb) Company Debt; Shareholder Loans; Non-Compete Payments.

                 (i) The aggregate Company Debt is less than or equal to
              $715,700 on the date hereof and shall be less than or equal to $715,700 at the Closing.

                 (ii) The aggregate Shareholder Loans are less than or equal to
              $540,000 on the date hereof, and shall be less than or equal to $540,000 at the Closing.

                 (iii) The aggregate Non-Compete Payments are less than or equal to $182,300 on the date hereof, and shall be less than or equal to $182,300 at the Closing.

          (cc) Disclosure. To the Knowledge of the Principal Sellers, the representations and warranties contained in this (S) 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4 not misleading.

       5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S) 7 below).

          (b) Notices and Consents. The Sellers will cause the Company and each Subsidiary to give any notices to third parties, and will cause each of them to use its best efforts to obtain any third-party consents, that the Buyer may request in connection with the matters referred to in (S) 4(c) above. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in (S) 3(a)(ii), (S) 3(b)(iii), and (S) 4(c) above.

          (c) Operation of Business. Except as disclosed on (S) 5(c) of the Disclosure Schedule, the Sellers will not cause or permit the Company or any Subsidiary to engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, except with the written consent of the Buyer, or as disclosed on (S) 5(c) of the Disclosure Schedule, the Sellers will not cause or permit the Company or any Subsidiary to:

                 (i) sell, lease, transfer or assign any of its assets, tangible or intangible, other than the sale of its inventory in the Ordinary Course of Business;

                 (ii) enter into, or terminate, modify, accelerate or cancel, any agreement, contract, lease or license to which any of them is a party or by which they are bound;

                 (iii) grant or permit any new Security Interest to be imposed upon any of their assets, tangible or intangible;

                 (iv) close, or permit the closure of, any of its Stores or other premises upon which any of its business operations are presently conducted; commit to or acquire any new store or new store sites;

                 (v) fail to maintain inventories and supplies necessary for the proper and continuing conduct of operations before and after the Closing in the manner presently conducted;

                 (vi) make any capital expenditure (or series of related capital expenditures) other than in the Ordinary Course of Business;

                 (vii) make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                 (viii) issue any note, bond or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

                 (ix) delay or postpone the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                 (x) cancel, compromise, waive or release any right or claim (or series of related rights and claims);

                 (xi) grant any license or sublicense of any rights under or with respect to any Intellectual Property;

                 (xii) make or authorize any change in the charter, bylaws, or constituent documents of the Company or any Subsidiary;

                 (xiii) except as otherwise provided herein with respect to the conversion of the Preferred Shares, issue, sell or otherwise dispose of the Company=s or any Subsidiary's capital stock or other interests, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) the foregoing;

                 (xiv) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or other interests (whether in cash or in kind) or redeem, purchase or otherwise acquire any of its capital stock or other interests;

                 (xv) make any loan to, or enter into any other transaction or agreement with, any directors, officers or employees outside the Ordinary Course of Business;

                 (xvi) grant any increase in the compensation of any directors, officers and employees; or adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any directors, officers, or employees (or take any such action with respect to any other Employee Benefit Plan); or make any other change in employment terms for any directors, officers, or employees;

                 (xvii) otherwise take any action or engage in any transaction outside the Ordinary Course of Business; provided that, subject to all other terms, limitations and requirements of this Section 5 (including without limitation the Sellers' obligations herein to preserve the Company's business pursuant to (S) 5(c)), and subject to the Working Capital Requirement, the Company may pay down Company Debt prior to the Closing in amounts larger and at times more frequent than in the Company's Ordinary Course of Business; or

                 (xviii)  otherwise engage in any practice, take any action, or enter into any transaction of the sort described in (S) 4(h) above.

          (d) Preservation of Business. Except as disclosed on (S) 5(d) of the Disclosure Schedule, the Sellers will cause the Company and each Subsidiary to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e) Full Access. The Sellers will permit, and the Sellers will cause the Company and each Subsidiary to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company and each Subsidiary at all reasonable times.

          (f) Notice of Developments/Updating the Disclosure Schedule. (i) Prior to the Closing Date, the Sellers will give prompt written notice to the Buyer of any adverse development causing a breach of any of the representations and warranties in (S) 4 above. Prior to the Closing Date, each Party will give prompt written notice to the other Parties of any adverse development causing a breach of any of his or its own representations and warranties in (S) 3 above; and (ii) from and after the execution of this Agreement, and prior to the Closing Date, the Sellers shall update and revise the Disclosure Schedule to refine the qualifications and disclosures set forth thereon, and as may be requested by the Buyer.

          (g) Waiver of Refusal Rights. Each Seller hereby waives any right of first refusal, co-sale right or other right that it may have to acquire the Company Shares of any other Seller.

          (h) Exclusivity; Encumbrance or Transfer of Shares. Prior to the earlier of the termination of this Agreement in accordance with (S) 9 below or the Closing Date, the Sellers will not (and the Sellers will not cause or permit the Company or any Subsidiary to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company or any Subsidiary (including any acquisition structured as a merger, consolidation, share exchange) or otherwise; or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; or (iii) vote their Company Shares in favor of any such acquisition, whether structured as a merger, consolidation, share exchange or otherwise; or (iv) offer for sale, sell, hypothecate, pledge, encumber or transfer, or enter into any agreement or understanding involving the offering for sale, selling, hypothecating, pledging, encumbering or transferring, of any of the Company Shares or the stock of any of the Subsidiaries. The Sellers will promptly notify (and will cause the Company and each Subsidiary to promptly notify) the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          (i) Conversion of Preferred Shares; Cancellation of Options. The Sellers, shall cause:

                 (i) the Preferred Shares to be converted and the Conversion
              Shares to be issued in accordance with the requirements of (S)(S) 3(a)(v) and 4(b) above; and

                 (ii) together with the Company, the Options to be cancelled prior to the Closing.

          6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S) 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company and each Subsidiary.

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any Subsidiary, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S) 8 below).

          (c) Transition. The Sellers will not (and will not permit the Company or any subsidiary to) take any action that is designed or intended to have the effect of discouraging any lessor, sublessor, sub-lessee, licensor, licensee, franchisee, customer, supplier, or other business associate of the Company or any Subsidiary from maintaining the same business relationships with the Company and each Subsidiary after the Closing as it maintained prior to the Closing. The Sellers will refer all customer and vendor inquiries relating to the businesses of the Company and each Subsidiary to the Buyer from and after the Closing. After the Closing, the Sellers shall have reasonable access to the Company's and Subsidiaries' books and records pertaining to the periods of their operations prior to the Closing. Such access shall be provided upon reasonable notice to the Buyer and upon terms established by the Buyer, including without limitation, the execution of confidentiality and non-disclosure agreements satisfactory to the Buyer.

          (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or her possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or her best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          (e) Covenant Not to Compete. Each of the Principal Sellers hereby agrees that he it will not "directly or indirectly compete" with the Buyer for a period of two (2) years from and after the Closing Date. For purposes of this Agreement, the phrase "directly or indirectly compete" shall include: (i) owning, managing, operating, or controlling, or participating in the ownership, management, operation, or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any (A) business, (B) operation, or (C) single or multiple retail stores, any of the foregoing which singularly or in the aggregate derive fifteen percent (15%) or more of its sales or revenues from any retail baked-goods or mall-based, snack foods business (collectively, a "Competing Business"); and (ii) soliciting or attempting to solicit the services of any employee of Buyer or any affiliate of Buyer. Provided however, this paragraph 6(e)
                                           -------- -------
       shall not apply to any Principal Seller operating a Competing Business as a franchisee or licensee of the Buyer.

         If the final judgment of a court of competent jurisdiction declares that any term or provision of this (S) 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (f) Post-Closing Audit and Preparation of Consolidated Financial Statements. The Parties acknowledge that after the Closing, the Buyer and the Company intend to select, engage and pay an independent accounting firm (the "Auditors") to conduct an audit (the "Audit") of the books, records and operations and to prepare (i) audited consolidated balance sheets and statements of operations, stockholders' equity and cash flows of the Company as of and for the fiscal year ending December 31, 1997, and (ii) unaudited consolidated balance sheets and statements of the Company's operations for the interim period commencing on January 1, 1998, and ending on a date specified by the Buyer (collectively, the "Consolidated Financial Statements"). The Principal Seller Marc N. Geman agrees to fully cooperate with and assist the Auditors, the Buyer and the Company in connection with the Audit and the preparation of Consolidated Financial Statements, including (i) promptly reviewing, analyzing, and commenting upon information prepared for, compiled by or furnished to the Auditors by or on behalf of the Company, (ii) furnishing information requested by the Auditors, (iii) reviewing and approving Consolidated Financial Statements (and notes thereto) prepared by the Auditors, and
       (iv) executing and delivering to the Auditors a so-called "Representation" or "Management Letter" (the "Management Letter") containing statements and representations concerning the Consolidated Financial Statements and the books, records, assets, liabilities and operations of the Company prior to the Closing Date. The Management Letter shall be substantially in the same form as those management letters, dated February 11, 1997 and February 25, 1998, executed respectively by the Company and Pretzelmaker, Inc., and Pretzelmaker, Inc., and delivered to BDO Seidman, LLP in connection with the Financial Statements referred to in (S)(S) 4(g)(i) and (iii) above (copies of which are included as a part of Exhibit E), supplemented in accordance with the American

       Institute of Certified Public Accountants' then current standards and requirements applicable to such Management Letters.

          (g) Office Lease; Location of Company Records. Until the later of January 4, 1999 or the payment in full of the Notes, the Buyer shall (i) cause the offices of the Company to remain in its current location (subject to landlord approval), and (ii) to maintain the books and records of the Company at the current offices of the Company.

       7. Conditions to Obligation to Close.

          (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                 (i) the representations and warranties set forth in (S) 3(a)
              and (S) 4 above shall be true and correct in all material respects at and as of the Closing Date;

                 (ii) each of the Sellers shall have performed and complied with all of his or her covenants hereunder in all material respects through the Closing;

                 (iii) the Company shall have procured all of the third party consents specified in (S) 5(b) above including, without limitation, any required consent of the Company's landlords and sublandlords with respect to each of the Store Leases;

                 (iv) no action, suit, or proceeding shall be pending or
              threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would:

                      (A) prevent consummation of any of the transactions
                 contemplated by this Agreement;

                      (B) cause any of the transactions contemplated by this
                 Agreement to be rescinded following consummation;

                      (C) affect adversely the right of the Buyer to own the
                 Company Shares and to control the Company and each Subsidiary;
                 or

                         (D) affect adversely the right of the Company and each
                 Subsidiary to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                 (v) each of the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S) 7(a)(i)-(iv) is satisfied in all respects;

                 (vi) the Parties and the Company shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in (S) 3(a)(ii), (S) 3(b)(ii), and (S) 4(c) above;

                 (vii) the Buyer shall have received from counsel to the Sellers an opinion substantially in the form set forth in Exhibit F attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                 (viii) at least five (5) business days prior to the Closing, the Buyer shall have received the resignations, effective as of the Closing, of each of the Company's and the Subsidiaries' respective directors and the officers set forth on (S)(S) 4(a) and
              (b) of the Disclosure Schedule;

                 (ix) the Buyer shall have obtained on terms and conditions satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby;

                 (x) the Buyer's due diligence investigation of the Sellers, the Company and each Subsidiary shall have been completed to the Buyer's satisfaction, and the results of such due diligence investigation shall be acceptable to the Buyer in its sole discretion;

                 (xi) the Parties and the Company's creditors shall have agreed with regard to the payment or assumption of the Company Debt or any of its components, and the release of encumbrances covering the assets and/or capital stock of the Company and/or the Subsidiaries;

                 (xii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

                 (xiii)  [intentionally blank];

                 (xiv) the Buyer shall have determined in its sole discretion that there is no unacceptable material conflict between the respective development areas of the Company, the Subsidiaries and the Buyer;

                 (xv) all voting trusts, proxies and other agreements or understandings with respect to the voting of the capital stock of the Company shall have been terminated before the Closing;

                 (xvi) the conversion of the Preferred Shares to Common Shares, as described in (S)(S) 3(a)(v) and 4(b) above, shall have occurred, and before the Closing there shall be no issued or outstanding Preferred Shares;

                 (xvii) the Options shall have been cancelled, and all obligations of the Company thereunder shall have been forever terminated.

       The Buyer may waive any condition specified in this (S) 7(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                 (i) the representations and warranties set forth in (S) 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                 (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                 (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                 (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in (S) 7(b)(i)-(iii) is satisfied in all respects;

                 (v) the Parties and the Company shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in (S) 3(a)(ii), 3(b)(iii), and
              (S) 4(c) above; and

                 (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

       The Sellers, through the Agent Sellers, may waive any condition specified in this (S) 7(b) if they execute a writing so stating at or prior to the Closing.

       8.     Remedies for Breaches of This Agreement.

              (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter, except for representations regarding the Company's Tax Liabilities, which representations will expire and be terminated on the date of expiration of the statute of limitations for collection of such Tax Liabilities.

              (b)    Indemnification.

                     (i) Principal Sellers' Indemnification of Buyer. The
              Principal Sellers, jointly and severally, shall indemnify, save and hold harmless each of the Buyer, its Affiliates and each of its officers, directors, employees, agents, legal representatives, advisors, consultants, successors and assigns, up to a maximum of $7,800,000 in the aggregate, from any Adverse Consequences suffered or incurred by any of them to the extent arising from:

                         (A) any breach of any of the Sellers' or the Company's
                     (and any Subsidiary's) representations, warranties and covenants contained in this Agreement, in the Disclosure Schedule, or in any certificate, instrument or other document delivered pursuant hereto or thereto;

                         (B) any breach of any covenant of the Sellers contained
                     in this Agreement requiring performance after the Closing Date; or

                          (C) any Liability of the Company or any Subsidiary for the unpaid Taxes of any Person (other than the Company) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

              provided, that the aggregate indemnification obligation, if any, of the Principal Seller Louis H. Marks under this Section 8(b)(i), which shall be the only financial obligation of Louis H. Marks under this Agreement, shall not exceed $1,500,000. The Principal Sellers expressly acknowledge and agree that the indemnification obligations of the other Principal Sellers, Marc N. Geman and Donald G. Cox, Jr., under this Agreement or otherwise, shall not be affected or limited in any manner by the limitation set forth in the preceding sentence concerning the indemnification obligations of the Principal Seller, Louis H. Marks.

                   (ii) Buyer's Indemnification of Sellers. The Buyer shall indemnify, save and hold harmless each of the Sellers, their Affiliates and each of their respective officers, directors, employees, partners, members, agents, legal representatives, advisors, consultants, successors and assigns, from any Adverse Consequences suffered or incurred by any of them to the extent arising from:

                          (A)    any breach of any of the Buyer's
                   representations, warranties and covenants contained in this Agreement, or in any certificate, instrument or other document delivered by the Buyer pursuant hereto or thereto;

                          (B) any breach of any covenant of the Buyer contained in this Agreement requiring performance after the Closing Date.

                   (iii) Buyers Indemnification of Sellers and Company. The Buyer shall indemnify, save and hold harmless each of the Sellers and the Company, and the Affiliates of each of the Sellers and the Company, and each of their respective officers, directors, partners, members, employees, agents, legal representatives, advisors, consultants, successors and assigns, from any Adverse Consequences suffered or incurred by any of them to the extent arising from any Third Party Claim brought against the Sellers, the Company (or any of the Sellers' or the Company's Affiliates or their respective officers, directors, partners, members, employees, agents, legal representatives, advisors, consultants, successors or assigns) to restrict, restrain, prohibit or enjoin the execution of this Agreement, the execution or delivery of documents or instruments executed or delivered in connection herewith or the consummation of the transactions that are the subject of this Agreement or such related documents or instruments, or to recover damages arising from Third Party Claims that the execution of this Agreement, the execution or delivery of documents or instruments executed or delivered in connection herewith or the consummation of the transactions that are the subject of this Agreement or such related documents or instruments, (A) will or has violated any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which Buyer or any Affiliate of Buyer is subject or any provision of the charter or bylaws of Buyer or any Affiliate of Buyer, or (B) will or has conflicted with, resulted in a breach of, constituted a default under, resulted in the acceleration of, created in any party the right to accelerate, terminate, modify, or cancel, or required any notice be given by Buyer or by any Affiliate of Buyer (or by their respective officers, directors, partners, members, employees, agents, legal representatives, advisors, consultants, successors or assigns) for which notice was not given, under, any agreement, contract, lease, license, instrument or other arrangement to which Buyer or any Affiliate of Buyer is a party or by which Buyer or any Affiliate of Buyer is bound (other than this Agreement) or to which any of the assets of Buyer or of any Affiliate of Buyer is subject, or (C) will or does require the approval or consent of any third party, including but not limited to, any Affiliate of Buyer, or any officer, director, shareholder, partner, member, employee, agent, legal representative, advisor or consultant of Buyer or of any Affiliate of Buyer, and such approval or consent was not obtained.

                 (iv) Reimbursement of Costs. In the event Buyer shall fail to consummate the transactions that are the subject of this Agreement on the Closing Date due to the parties being restricted, restrained, prohibited or enjoined from executing this Agreement, executing or delivering documents or instruments executed or delivered in connection herewith or consummating the transactions that are the subject of this Agreement or such related documents or instruments due to a Third Party Claim for which Buyer is required to indemnify, save and hold harmless the Sellers and the Company in accordance with Section 8(b)(i) above, in addition to any Adverse Consequences that may be incurred by the Sellers, the Company, or both as a result thereof for which the Buyer shall be liable, Buyer shall reimburse and pay to the Company and the Sellers all costs and expenses incurred by the Company, the Sellers or both (or any of their Affiliates or respective officers, directors, shareholders, partners, members, employees, agents, legal representatives, advisors, consultants, successors or assigns) as a result of or associated with this Agreement, the negotiations hereunder or the preparation for the consummation of the transactions hereunder, including but not limited to, all travel, lodging and meal costs, copying costs, telephone costs, postage and other delivery charges, fees and expenses of non-employee and non-Seller attorneys, accountants, financial advisers, brokers, engineers and other professionals, advisors and consultants of the Company or the Sellers, and all other out of pocket expenses of any kind or nature. The Buyer shall pay such costs and expenses to the Company or the Sellers, as the case may be, within fifteen (15) days following presentation of an invoice and supporting documentation therefor.

              (c)     Matters Involving Third Parties.

                      (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ' 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                      (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as:

                             (A)    the Indemnifying Party notifies the
                      Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim;

                             (B)    the Indemnifying Party provides the
                      Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim;

                             (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                             (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party; and

                       (E) the Indemnifying Party conducts the defense of the
                 Third Party Claim actively and diligently.

                 (iii) So long as the Indemnifying Party is conducting the
              defense of the Third Party Claim in accordance with (S) 8(c)(ii) above,

                       (A) the Indemnified Party may retain separate co-counsel
                 at its sole cost and expense and participate in the defense of the Third Party Claim;

                       (B) the Indemnified Party will not consent to the entry
                 of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and

                       (C) the Indemnifying Party will not consent to the entry
                 of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                 (iv) In the event any of the conditions in (S) 8(c)(ii) above is or becomes unsatisfied, however,

                       (A) the Indemnified Party may defend against, and consent
                 to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith);

                       (B) the Indemnifying Parties will reimburse the
                 Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys fees and expenses); and

                       (C) the Indemnifying Parties will remain responsible for
                 any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S) 8.

          (d) Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this (S) 8.

          (e) Certain Set-Off Rights. At the Buyer's election, payments, if any, to be made by any of the Sellers under this (S) 8 shall be made by reducing, on a dollar-for-dollar basis, any unpaid balance of any of the Deferred Payments, by the amount of all or any portion of any Adverse Consequences the Buyer may suffer or incur. All such indemnification payments under this (S) 8 shall be deemed adjustments to the Purchase Price. Notwithstanding the foregoing, before any set-off rights may be exercised, the Buyer shall give written notice to the Agent Sellers of any claim for indemnification hereunder, specifying in reasonable detail the grounds for indemnification and the amount of the set-off, and the Agent Sellers may object to any such set-off by responding in writing within fifteen (15) days after receipt of the Buyer's notice. If the Agent Sellers fail to object within the fifteen (15)-day period specified, the Agent Sellers shall waive any right to object to the Buyer's right of indemnification hereunder or the amount of the set-off. If the Agent Sellers dispute either the Buyer's right to indemnification, or the amount of the set-off, or both, then Escrow Agent shall retain the amount of the set-off pending resolution of the dispute, and the Parties shall negotiate in good faith to resolve all issues in dispute. If, after a period of fifteen (15) days following the date on which the Agent Sellers give Buyer notice of its objection to Sellers indemnification hereunder, any such matter remains in dispute, then the Parties shall employ the dispute resolution procedures set forth in (S) 9 of this Agreement. Each Party agrees to make available to the other Party and the attorneys and accountants of the other Party, within a reasonable time after a request is made, all books and records which are reasonably required by the requesting Party to evaluate a claim for indemnification or objection hereunder.

          (f) Other Indemnification Provisions. The foregoing indemnification, set off and recoupment provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Buyer may have for breach of representation, warranty or covenant against any of the Sellers.

          (g) Sellers' Release of Claims. Effective as of the Closing Date, each of the Sellers (for themselves and their respective officers, directors, members, shareholders, partners, beneficiaries, employees, agents, representatives, heirs, successors and assigns) hereby (i) releases, acquits and forever discharges the Company and each of the Subsidiaries from any and all liabilities, obligations, indebtedness, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from the Company or any of the Subsidiaries in connection with the obligations or liabilities of the Sellers hereunder, except for (A) any contractual obligations of the Buyer to the Sellers set forth in this Agreement, and (B) interests in benefit plans to which any of the Sellers are entitled; (ii) waives all breaches, defaults or violations of each agreement, if any, among or between shareholders applicable to the Company Shares and agrees that any and all such agreements are terminated as of the Closing Date, and (iii) waives any and all preemptive or other rights to acquire any shares of stock the Company or any of the Subsidiaries and releases any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

          (h)    Termination.

                     (i) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                       (A) The Buyer and all of the Sellers acting together may
                     terminate this Agreement by mutual written consent at any time prior to the Closing;

                       (B) The Buyer may terminate this Agreement for any or no
                     reason, including without limitation, based on the results of its due diligence investigation, by giving written notice to the Sellers at any time prior to the Closing;

                       (C) [Intentionally Omitted]; and

                       (D) Time being of the essence, in the event of either
                     party's failure to tender full performance of their or its closing duties set forth hereunder, for any reason whatsoever, before 5:00 p.m. MST on November 19, 1998 (unless mutually agreed to the contrary by the Buyers and the Agent Sellers), this Agreement shall terminate. Whether this Agreement closes or terminates pursuant to this section, such closing or termination, as the case may be, shall not prejudice either party's right to pursue any claim for damages, if any, resulting from any breach of condition or covenant (whether pre- or post-closing).

                     (ii) Action By Fewer Than All Sellers. Any action permitted to be taken under this (S) 8(h) by the Sellers holding a majority of the Company

              Shares shall, if so taken, be binding upon and constitute the act of all of the Sellers.

                 (iii) Effect of Termination. If any Party terminates this Agreement pursuant to (S) 8(h)(i) above, all rights and obligations of the Parties under this Agreement, and any other agreement or instrument executed in connection herewith shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

          9.  Miscellaneous.

              (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

              (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

              (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

              (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

              (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

       If to any Seller,
       c/o Agent Sellers:  Marc N. Geman
                           c/o 3855 South Dahlia Street
                           Englewood, CO  80110

                           Don Cox
                           c/o Juices Wild
                           1015 South Cimarron Road
                           Las Vegas, NV  89128

                           Louis H. Marks
                           c/o M&R Enterprises
                           8707 Skokie Blvd., #301
                           Skokie, IL  60077-2292

       Copy to:            Smith McCullough, P.C.
                           4643 South Ulster Street Suite 900
                           Denver, CO  80237

       If to the Buyer:    Mrs. Fields' Original Cookies, Inc.
                           ATTN:  Legal Department
                           2855 E. Cottonwood Parkway, Suite 400
                           Salt Lake City, UT  84121

       Copy to:            Jones, Waldo, Holbrook & McDonough
                           ATTN:  Glen D. Watkins
                           1500 Wells Fargo Plaza
                           170 So. Main Street
                           Salt Lake City, UT 84101

    Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means

    (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided that the Company shall pay the costs and expenses of the Sellers in connection with this Agreement up to the Closing. Nothing in this section shall be construed to affect the Working Capital Requirement.

          (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Dispute Resolution. Any dispute arising out of or relating to this Agreement, including, but not limited to, claims for indemnification pursuant to Section 8 shall be resolved in accordance with the procedures specified in this Section 9(n), which shall be the sole and exclusive procedures for the resolution of any such disputes; provided, however, that
                                                        --------  -------
    this Section 9(n) shall not apply to or govern the Parties' resolution of any Objections to the Closing Balance Sheets (for which the provisions of (S) 2(h) constitute the sole and exclusive dispute resolution procedures therefor).

              (i) The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Sellers and their appointed representatives and executives of Buyer who, if possible, are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

                   (A) Any Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and response shall include (1) a statement of each Party's position and a summary of arguments supporting that position, and
              (2) the name and title of the executives or representatives who will represent that Party and of any other person who will accompany the executives or representatives. Within thirty (30) days after delivery of the disputing Party's notice, the executives or representatives of the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored.

                   (B) If the matter has not been resolved by these persons
              within sixty (60) days of the disputing Party's notice, or if the parties fail to meet within thirty (30) days of the disputing Party's notice, either Party may initiate mediation as provided hereinafter.

                   (C) All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State rules of evidence.

           (ii) If the dispute has not been resolved by negotiation as provided herein, the Parties shall endeavor to settle the dispute by nonbinding mediation and to bear equally the costs of the mediation. The Parties will jointly appoint a mutually acceptable mediator promptly after a request for mediation is made by any Party. The Parties agree to participate in the mediation and all related negotiations in good faith.

           (iii) If the dispute has not been resolved by non-binding means as provided herein within ninety (90) days of the initiation of such procedure, either Party may initiate litigation (upon thirty (30) days' written notice to the other Party); provided, however, that if one Party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting Party may initiate litigation before expiration of the above period.

           (iv) The procedures specified in this Section 9(n) shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party, without prejudice to the above procedures, may file a complaint (for statute of limitations or venue reasons) or to seek temporary or preliminary injunctive or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the Parties will continue to participate in good faith in the procedures specified in this Section.

           (v) All applicable statues of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section are pending. The Parties will take such action, if any, required to effectuate such tolling.

           (vi) Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

          (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          (p) Attorneys' Fees. Should any litigation be commenced with respect to any matters governed by this Agreement, the Party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such Party's attorneys' fees and expenses determined by the court in such litigation.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


BUYER:                          MRS. FIELDS' ORIGINAL COOKIES, INC.


                                By: /s/ Michael Ward
                                   ----------------------------------
                                Its: Vice President
                                    ---------------------------------

COMPANY:                        PRETZELMAKER HOLDINGS, INC.



                                By: /s/ Marc Geman
                                   ----------------------------------
                                Its: CEO
                                    ---------------------------------

SELLERS:


/s/ Marc Geman
----------------------------------
Marc Geman

/s/ Marc N. Geman IRA               /s/ Marty Geman IRA
----------------------------------  ---------------------------------
Marc N. Geman, IRA                  Marty Geman, IRA

/s/ Donald Cox Jr.                      /s/ Jerrold H. Marks
-----------------------------           ------------------------------
Donald G. Cox, Jr.                      Jerrold H. Marks


/s/ Louis H. Marks                      /s/ Jeffrey L. Katzell
-----------------------------           ------------------------------
Louis H. Marks                          Dr. Jeffrey L. Katzell


/s/ John Capone                         /s/ Bonnie Capone
-----------------------------           ------------------------------
John Capone                             Bonnie Capone


/s/ Jack Ruggles                        /s/ Mildred Ruggles
-----------------------------           ------------------------------
Jack Ruggles                            Mildred Ruggles


/s/ Jeffrey Tripp                       /s/ April Tripp
-----------------------------           ------------------------------
Jeffrey Tripp                           April Tripp


/s/ Dale Fowler                         /s/ Brian Woods
-----------------------------           ------------------------------
Dale Fowler                             Brian Woods

/s/ Anthony D. Joseph                   /s/ Lynn Gore
-----------------------------           ------------------------------
Anthony Joseph                          Lynn Gore

/s/ Mark Maximovich
-----------------------------
Mark Maximovich

JJJJM, LLC                        NORTHWESTERN TRUST,
                                  FBO C. LEROY SCHENK, IRA



By: /s/ Eugene D. Johnson         By: /s/ James P. McGovern
   ---------------------------       ---------------------------------------
Its: Managing Director            Its: Vice President & Senior Trust Officer
    --------------------------        --------------------------------------


COLORADO PRETZEL PARTNERSHIP      WILLIAM WIENER, IN TRUST FOR
                                  MICHAEL WIENER



By: /s/ Michael Opatowski         By: /a/ William Wiener
   ---------------------------       --------------------------------------
Its:                              Its: Trustee
    --------------------------        -------------------------------------


WILLIAM WIENER, IN TRUST FOR
KEVIN WIENER



By: /s/ William Wiener
   ---------------------------
Its: Trustee
    --------------------------

                                   EXHIBIT A

                          ATTACH LTM EBITDA ADJUSTMENT

                                   EXHIBIT B

           ATTACH LIST OF SELLERS AND ESTIMATED COMPANY SHARES OWNED

                                   EXHIBIT C

                          OLD--NEEDS TO BE REVISED!!!
                          ===========================

              PURCHASE PRICE ESTIMATED ALLOCATIONS AND DEDUCTIONS

                                  ALLOCATIONS
         SHAREHOLDER             NET PROCEEDS %

Marc Geman (Promissory Note)          22.7632%

Marc Geman (Cash)/*/                  11.5695%

Geman IRA's                            1.6629%

Louis Marks                            9.6440%

Jerrold Marks                          9.6440%

JJJJM, LLC                             7.7156%

John & Bonnie Capone                   1.9291%

Colorado Pretzel Partnership           1.9291%

LeRoy Schenk IRA                       1.9291%

Jeffery & April Trip/**/               4.8000%

Bill Weiner, Trustee                   1.9291%

Dr. Jeffrey L. Katzell                 0.9642%

Don Cox                               17.6369%

Jack & Mildred Ruggles                 2.8933%

Brian Woods                            0.4800%

Anthony Joseph/*/                      1.3694%

Dale Fowler                            0.4562%

Lynn Gore/*/                           0.2285%

Mark Maximovich/*/                     0.4562%

                                      100.000%

---------------------------------
/*/ Tax on option exercise to be withheld from option employees gross proceeds and remitted to Pretzelmaker, Inc.

/**/ Sixteen Thousand Dollars ($16,000.00) to be withheld from Sellers Tripp and remitted to Pretzelmaker, Inc. in settlement of past royalties and advertising fees.

                                   EXHIBIT D

                            ATTACH ESCROW AGREEMENT

                                   EXHIBIT E

                   ATTACH FINANCIAL STATEMENTS OF THE COMPANY

                                   EXHIBIT F

                        ATTACH FORM OF SELLERS' OPINION

                                    ANNEX II

                     EXCEPTIONS TO BUYER'S REPRESENTATIONS


                                     NONE.